UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2016

Commission file number: 001-35653

Sunoco LP

(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of	(IRS Employer
Incorporation or organization)	Identification No.)

8020 Park Lane, Suite 200

Dallas, TX 75231

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (832) 234-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 4, 2016, Sunoco LP, a Delaware limited partnership (the “Partnership”), entered into an equity distribution agreement (the “Agreement”) with RBC Capital Markets, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Natixis Securities Americas LLC, SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC (each a “Manager” and collectively, the “Managers”). Pursuant to the terms of the Agreement, the Partnership may sell from time to time through the Managers the Partnership’s common units representing limited partner interests having an aggregate offering price of up to $400,000,000 (the “Common Units”). Sales of the Common Units, if any, made under the Agreement will be made by means of ordinary brokers’ transactions through the facilities of the New York Stock Exchange at market prices, or as otherwise agreed upon by the Partnership and the Managers, by means of any other existing trading market for the Partnership’s common units or to or through a market maker other than on an exchange.

Subject to the terms and conditions of the Agreement, each Manager will use its commercially reasonable efforts to sell, as agents for the Partnership, any Common Units offered by the Partnership under the Agreement. Under the terms of the Agreement, the Partnership may also sell Common Units to one or more of the Managers as principal for their own account at a price to be agreed upon at the time of sale. Any sale of Common Units to a Manager as principal would be pursuant to the terms of a separate terms agreement between the Partnership and such Manager.

The Partnership intends to use the net proceeds from any sales pursuant to the Agreement, after deducting Managers’ commissions and the Partnership’s offering expenses, for general partnership purposes, which may include repaying or refinancing all or a portion of the Partnership’s outstanding indebtedness and funding capital expenditures, acquisitions or working capital.

The Common Units will be issued pursuant to the Partnership’s existing effective shelf registration statement on Form S-3 (Registration No. 333-213057), which was declared effective by the U.S. Securities and Exchange Commission on August 24, 2016. The Agreement contains customary representations, warranties and agreements by the Partnership, indemnification obligations of the Partnership and the Managers, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The Managers and/or affiliates of each of the Managers have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for the Partnership and its affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement. For example, affiliates of each of the Managers are lenders under the Partnership’s $1.5 billion revolving credit facility and affiliates of each of the Managers are lenders under the Partnership’s $2.035 billion senior secured term loan. To the extent the Partnership uses proceeds from this offering to repay indebtedness under its $1.5 billion revolving credit facility or $2.035 billion senior secured term loan, such affiliates may receive proceeds from this offering.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. Legal opinions relating to the Common Units are filed as Exhibits 5.1 and 8.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
1.1	Equity Distribution Agreement, dated October 4, 2016, by and between Sunoco LP and RBC Capital Markets, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Natixis Securities Americas LLC, SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Andrews Kurth Kenyon LLP regarding legality of the common units.

8.1	Opinion of Andrews Kurth Kenyon LLP relating to tax matters.

23.1	Consents of Andrews Kurth Kenyon LLP (included in exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

	By:	SUNOCO GP LLC, its General Partner

Date: October 4, 2016	By:	/s/ Thomas R. Miller
	Name:	Thomas R. Miller
	Title:	Chief Financial Officer

SUNOCO LP

EXHIBIT INDEX

Exhibit Number	Description
1.1	Equity Distribution Agreement, dated October 4, 2016, by and between Sunoco LP and RBC Capital Markets, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Natixis Securities Americas LLC, SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Andrews Kurth Kenyon LLP regarding legality of the common units.

8.1	Opinion of Andrews Kurth Kenyon LLP relating to tax matters.

23.1	Consents of Andrews Kurth Kenyon LLP (included in exhibits 5.1 and 8.1).